UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 1, 2007



                        RAMCO-GERSHENSON PROPERTIES TRUST
                        ---------------------------------
             (Exact name of registrant as specified in its Charter)



                   Maryland                 1-10093           13-6908486
                   --------                 -------           ----------
         (State or other jurisdiction     (Commission        (IRS Employer
              of incorporation)           File Number)      Identification No.)

     31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334
     -----------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code    (248) 350-9900
                                                            --------------------


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On June 1, 2007, Ramco-Gershenson Properties Trust issued a press release announcing that it completed the redemption of its outstanding 7.95% Series C Cumulative Convertible Preferred Shares of Beneficial Interest. In accordance with the terms of the Series C Preferred Shares, holders had the option to convert each Series C Preferred Share into one common share of beneficial interest of the Trust prior to 5:00 p.m. on May 22, 2007. From the date of the redemption notice until May 22, 2007, 1,856,846 Series C Preferred Shares, or approximately 98% of all shares outstanding, had been converted into common shares. The remaining 31,154 Series C Preferred Shares were redeemed on June 1, 2007, at the redemption price of $28.50 plus accrued and unpaid dividends for an aggregate payout of approximately $900,000. A copy of the June 1, 2007 press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.


Item 9.01         Financial Statements and Exhibits

(d)      Exhibits.

         Exhibit           Description
         -------           -----------

           99.1 Press release, dated June 1, 2007, entitled "Ramco-Gershenson Completes Redemption of Series C Preferred Shares."

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    RAMCO-GERSHENSON PROPERTIES TRUST


Date:  June 4, 2007                 By:   /s/ Richard J. Smith
                                          Richard J. Smith
                                          Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit                    Description
-------                    -----------

  99.1 Press release, dated June 1, 2007, entitled "Ramco-Gershenson Completes Redemption of Series C Preferred Shares."

                                       4